UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2015

Golden Entertainment, Inc.

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(Exact name of registrant as specified in its charter)

Minnesota	000-24993	41-1913991

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6595 S Jones Blvd., Las Vegas, Nevada		89118

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 893-7777

Not Applicable

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 9, 2015, Lakes Jamul Development, LLC, a subsidiary of Golden Entertainment, Inc. (the “Company”), entered into a Note Sale and Purchase Agreement with, and completed the sale of its subordinated promissory note from, the Jamul Indian Village (the “Note”) to San Diego Gaming Ventures, LLC, a subsidiary of Penn National Gaming, Inc. (the “Buyer”), for $24.0 million in cash. A copy of the Note Sale and Purchase Agreement is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

The Company also issued a press release announcing the sale of the Note and the Company’s intent to distribute the net proceeds from the sale of the Note to certain of the Company’s shareholders in the future. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Note Sale and Purchase Agreement, dated as of December 9, 2015, between Lakes Jamul Development, LLC and San Diego Gaming Ventures, LLC

99.1	Press Release dated December 10, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLDEN ENTERTAINMENT, INC.
(Registrant)

Date: December 11, 2015	/s/ Matthew W. Flandermeyer
	Name:	Matthew W. Flandermeyer
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Note Sale and Purchase Agreement, dated as of December 9, 2015, between Lakes Jamul Development, LLC and San Diego Gaming Ventures, LLC

99.1	Press Release dated December 10, 2015